Exhibit 10.1

FOUNDER’S STOCK PURCHASE AGREEMENT

THIS FOUNDER’S STOCK PURCHASE AGREEMENT (this “Agreement”) is effective as of __________ by and between Bodhi Tree Biotechnology Inc., a Delaware corporation (the “Company”), and _________, an individual (“Purchaser”).

Whereas, the Company desires to issue, and Purchaser desires to acquire, stock of the Company as herein described, on the terms and conditions hereinafter set forth.

Now, Therefore, It Is Agreed between the parties as follows:

1. Purchase and Sale of Stock. Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Purchaser, an aggregate of _______ shares of Common Stock of the Company (the “Common Stock”) in exchange for an initial capital contribution of $_______ and for the contribution of a business plan.

2. Purchase Price. The aggregate purchase price for the Common Stock is $________ (the “Purchase Price”). The Purchase Price shall be paid as follows:

a.	$_________ shall be paid in cash or by wire transfer of immediately available funds to the Company’s business bank account maintained at ________, account number ________.

3. Closing. The closing, including payment for and delivery of the Common Stock, shall occur at the offices of the Company immediately following the execution of this Agreement, or at such other time and place as the parties may mutually agree.

4. Issuance of Shares. Upon execution of this Agreement by Purchaser and the Company, the payment of the Purchase Price to the Company by Purchaser, the Company shall issue duly executed certificates evidencing the Common Stock in the name of Purchaser and deliver such certificates to Purchaser. Notwithstanding the foregoing, immediately upon the execution of this Agreement by Purchaser and the Company, and the Company’s actual receipt from Purchaser of $_______ in full, Purchaser shall and for all purposes shall be deemed to (a) own the shares of the Common Stock purchased hereunder, (b) have irrevocable right, title and interest in and to the Common Stock and (c) own all of the rights, preferences and privileges of the Common Stock.

5. Purchaser’s Acknowledgments, Representations, Warranties, and Covenants. In connection with the purchase of the Common Stock, Purchaser hereby acknowledges, represents and warrants to the Company, and hereby covenants and agrees to, all of the following:

a.	Receipt of Information. Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Common Stock.

b.	Knowledge and Experience; “Accredited Investor” Status. Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Common Stock, is able to bear the risks of an investment in the Common Stock, and understands the risks of, and other considerations relating to, the purchase of the Common Stock. Purchaser and Purchaser’s professional advisers, if any, have sufficient knowledge and experience in investment, accounting, tax, and legal matters in general to be capable of evaluating the risks involved in purchasing the Common Stock, and Purchaser has evaluated the merits and risks of the purchase of the Common Stock. In addition, any director, executive officer, or general partner of the company selling securities is an accredited investor by default.

c.	Speculative Investment. The nature and amount of the Common Stock being purchased by the Purchaser are consistent with the Purchaser’s investment objectives, abilities, and resources. THE PURCHASER RECOGNIZES THAT THE PURCHASE OF THE COMMON STOCK REPRESENTS A SPECULATIVE INVESTMENT INVOLVING A HIGH DEGREE OF RISK OF LOSS BY PURCHASER AND THAT THE PURCHASER COULD LOSE THE ENTIRE AMOUNT OF THE PURCHASER’S INVESTMENT IN THE COMMON STOCK. THE PURCHASER IS ABLE TO BEAR THE ECONOMIC RISK OF THE PURCHASER’S INVESTMENT IN THE COMMON STOCK AND AT THE PRESENT TIME CAN AFFORD A COMPLETE LOSS OF THAT INVESTMENT.

d.	No View to Sale or Distribution. Purchaser is purchasing the Common Stock for investment for Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

e.	No Registration. Purchaser understands that the Common Stock has not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends on, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein. Consequently, the Purchaser understands that, in the view of the Securities and Exchange Commission (the “SEC”), the statutory basis for such exemption may not be present if the Purchaser’s representations meant that the Purchaser’s present intention was to hold the Common Stock for a minimum capital gains period under applicable tax statutes, for a deferred sale, for a market rise, for a sale if the market does not rise or for a year or any other fixed period in the future. Purchaser further acknowledges and understands that the Common Stock must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Common Stock.

f.	Restriction on Transfer. Without in any way limiting Purchaser’s representations and warranties set forth in this Agreement, Purchaser covenants and agrees that Purchaser shall not sell or otherwise transfer all or any portion of the Common Stock, or any interest in all or any portion of the Common Stock, without registration under the Securities Act unless Purchaser first demonstrates to the satisfaction of the Company that a specific exemption from such registration requirement is available with respect to the proposed transfer and provides to the Company, at its request, an opinion of legal counsel satisfactory to the Company that the proposed transfer may be made without violation of the Securities Act and will not affect the exemption or exemptions relied on by the Company in connection with the original issuance and sale to Purchaser of the Common Stock.

g.	No Public Market. Purchaser understands and acknowledges that no public market for the Common Stock exists, that such a public market may never exist and that Purchaser may never be able to sell or dispose of the Common Stock even if such a public market develops, meaning that Purchaser may have to bear the risk of Purchaser’s investment in the Common Stock for a substantial period of time or forever.

h.	Consultation with Financial and Legal Advisers. In deciding whether to purchase the Common Stock, the Purchaser has consulted with those financial and legal advisers with whom the Purchaser has deemed it advisable to consult.

i.	Right, Power, Capacity, and Authority; Due Execution and Delivery; Enforceability. Purchaser has the full right, power, capacity and authority to execute and deliver this Agreement and to perform all of Purchaser’s obligations hereunder and to consummate the transactions contemplated by this Agreement. Purchaser has duly executed and delivered this Agreement. This Agreement, assuming its due authorization, execution, and delivery by the Company, constitutes Purchaser’s legal, valid, and binding obligation, enforceable against Purchaser in accordance with its terms.

j.	Material Portion of Consideration. The representations, warranties, and covenants contained in this Agreement are made and given by Purchaser to induce the Company to enter into this Agreement and to sell and issue the Common Stock to Purchaser, and each such representation, warranty, and covenant constitutes a material portion of the consideration therefor.

k.	Reliance on Purchaser’s Representations, Warranties, Etc. Purchaser understands that legal counsel for the Company may rely on all of Purchaser’s representations, warranties, acknowledgments, understandings, agreements, and covenants contained in this Agreement for the purpose of rendering an opinion in connection with future issuances of Company securities.

l.	Accuracy of Purchaser’s Representations and Warranties. All of the representations and warranties of Purchaser contained in this Agreement and all information provided by Purchaser to the Company in this Agreement are true, accurate, complete, and correct in all respects.

m.	Company Rights. The Company shall not be required (a) to transfer on the Company’s books any of the shares of Common Stock that are or have been sold or transferred in violation of any of the terms or provisions set forth in this Agreement or (b) to treat as owner of such Common Stock, or to accord voting rights associated with the ownership of such Common Stock or to make distributions to, any transferee to whom such Common Stock have been so transferred.

6. Stock Certificate Legend. The stock certificates evidencing the Common Stock issued hereunder shall be endorsed with the following (or a substantially similar) legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

7. Market Stand-Off Agreement. Purchaser shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging of or similar transaction with the same economic effect as a sale of, any Common Stock or other securities of the Company held by Purchaser (other than those included in the registration), including the Common Stock (the “Restricted Securities”), during the 180-day period following the effective date of the Company’s first firm commitment underwritten public offering of its Common Stock (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation) (the “Lock Up Period”). Purchaser agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriters that are consistent with the foregoing or that are necessary to give further effect to the foregoing provision. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Purchaser’s Restricted Securities until the end of such period. The underwriters of the Company’s stock are intended third-party beneficiaries of this Section 7 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party to this Agreement.

8. Intellectual Property Rights.

a.	Purchaser represents and warrants that except for the Business Plan, Purchaser possesses no intellectual property and has made no inventions related to the Company’s business, as currently conducted or as proposed to be conducted. Purchaser further agrees that to the extent it is discovered that Purchaser has made inventions, patented or unpatented, or otherwise possesses intellectual property rights related to the Company’s business that were not properly assigned to the Company by the execution and delivery of the IP Assignment Agreement (the “Additional Intellectual Property”), the Additional Intellectual Property is hereby assigned to the Company.

b.	Purchaser agrees to assist the Company in obtaining, and from time to time enforce, United States and foreign proprietary rights relating to the Additional Intellectual Property in any and all countries. Purchaser agrees to execute, verify, and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining, and enforcing such Additional Intellectual Property and the assignment of such Additional Intellectual Property.

c.	In the event the Company is unable for any reason, after reasonable effort, to secure Purchaser’s signature on any document needed in connection with the actions specified in the preceding paragraph, Purchaser irrevocably designates and appoints the Company and its duly authorized officers and agents as Purchaser’s agent and attorney in fact, which appointment is coupled with an interest, to act for and on behalf of Purchaser to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by Purchaser.

9. No Employment Rights. This Agreement is not an employment or service contract and nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company (or a parent or subsidiary of the Company) to terminate Purchaser’s employment or other service relationship, if any, for any reason at any time, with or without cause and with or without notice.

10. Adjustment for Stock Splits. All references to the number of Common Stock and the purchase price per share of the Common Stock in this Agreement shall be appropriately adjusted to reflect any stock split, reverse stock split stock dividend, or other similar change in the Common Stock that may be made by the Company after the date of this Agreement.

11. Tax Consequences. Purchaser has reviewed with Purchaser’s own tax advisers the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Purchaser is relying solely on such advisers and not on any statement or representation of the Company or any of its agents. Purchaser understands that Purchaser (and not the Company) shall be responsible for Purchaser’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

12. Cooperation on Tax Matters. The Company and Purchaser shall cooperate fully, as and to the extent reasonably requested by any party hereto, in connection with any audit, litigation, or other proceeding with respect to taxes. Such cooperation shall include the retention and (upon a party’s request) the provision of records and information that are reasonably relevant to any such audit, litigation, or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided pursuant to this Section.

13. General Provisions.

a.	Governing Law. This Agreement shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

b.	Choice of Forum. Any judicial proceeding brought by any party hereto as a result of a dispute or controversy arising out of or related to this Agreement shall be commenced in courts located within Orange County, California. All parties hereto agree to submit to the jurisdiction of the federal and state courts located within such county in the event of such a dispute or controversy.

c.	Notices. Any notice, demand, or request required or permitted to be given by either the Company or Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other party in writing.

d.	Transfer or Assignment. The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by the Company’s successors and assigns. The rights and obligations of the Purchaser under this Agreement may be assigned only with the prior written consent of the Company, and any purported transfer otherwise shall be null and void.

e.	No Waiver. Any party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision and shall not prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted to the parties herein are cumulative and shall not constitute a waiver of any party’s right to assert all other legal remedies available to such party under the circumstances.

f.	Written Amendments. This Agreement may not be modified, amended, altered, or changed in any respect whatsoever except by further agreement in writing, duly executed by all parties hereto. No oral statements or representations made after the date of this Agreement by any party hereto are binding on such party, and no party hereto shall have the right to rely on such oral statements or representations.

g.	Further Actions. Purchaser agrees upon request to execute all further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

h.	Survival. All representations, warranties, and agreements of Purchaser contained in this Agreement shall survive the consummation of the transactions contemplated hereby.

i.	Attorneys’ Fees. If any dispute arises between the parties hereto with respect to the matters covered by this Agreement that leads to a proceeding to resolve such dispute, then the prevailing party in such proceeding shall be entitled to receive from the other party such prevailing party’s reasonable attorneys’ fees, expert witness fees and out-of-pocket costs incurred in connection with such proceeding in addition to any other relief that may be awarded to such prevailing party.

j.	Headings and Captions. The headings and captions appearing at the beginning of each Section and subsection of this Agreement are included herein for the convenience of reference only, do not constitute a part of this Agreement, and shall not be deemed to limit, characterize, or in any way affect any term or provision of this Agreement or its interpretation. This Agreement shall be enforced and construed as if no headings or captions appeared herein.

k.	Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein will be construed against any party hereto. The parties expressly waive the application of any law, regulation, holding or ruling of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

l.	Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision or provisions shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision or provisions were so excluded and shall be enforceable in accordance with its terms.

m.	Successors. The provisions of this Agreement shall inure to the benefit of and be binding on the Company and its successors and assigns and Purchaser and Purchaser’s legal representatives, heirs, legatees, distributees, permitted assigns, and transferees by operation of law, whether or not any such person has become a party to this Agreement and has agreed in writing to join herein and be bound by the terms and conditions hereof.

n.	Entire Agreement. This Agreement constitutes and shall be deemed to contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. No party will be liable or bound to the other party in any manner by any representation, warranty, or covenant relating to such subject matter except as specifically set forth in this Agreement.

o.	Counterpart Execution. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

p.	Facsimile or Other Electronic Transmission. The confirmed facsimile or other electronic transmission (including email) by one party hereto of a signed copy of the signature page of this Agreement to the other party hereto or such party’s agent shall constitute the delivery of this Agreement.

q.	Voluntary Execution and Delivery; Legal Counsel. The purchaser represents warrants and acknowledges that the Purchaser has read carefully this Agreement and understands all of its terms and that the Purchaser voluntarily is executing and delivering this Agreement. Purchaser further represents warrants and acknowledges that the Company’s legal counsel is not legal counsel to Purchaser and has not advised Purchaser in any way in connection with or regarding this Agreement. Purchaser further represents warrants and acknowledges that Purchaser has been given and had the opportunity to be represented by independent legal counsel in connection with this Agreement and the transactions contemplated hereby and has consulted with such legal counsel or has waived Purchaser’s right to do so.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and Purchaser have duly executed this Agreement to be effective as of the date first written above.

The “Company”	“Purchaser”
Bodhi Tree Biotechnology Inc., a Delaware corporation

By:
Xiaohang Wang	[Name]
President	An Individual

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